EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION


Name:                      Gold Fields Mining Corporation

Address:                   14062 Denver West Parkway, Suite 110
                           Golden, Colorado 80401-3301

Designated Filer:          Peabody Energy Corporation

Issuer & Ticker Symbol:    Penn Virginia Resource Partners, L.P.  (NYSE:PVR)

Date of Event
Requiring Statement:       12/19/02


Signature:                 By: /s/ Richard A. Navarre
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                           Print Name: Richard A. Navarre, Vice President
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Name:                      Peabody Natural Resources Company

Address:                   701 Market Street, Suite 718
                           St. Louis, Missouri 63101

Designated Filer:          Peabody Energy Corporation

Issuer & Ticker Symbol:    Penn Virginia Resource Partners, L.P. (NYSE:PVR)

Date of Event
Requiring Statement:       12/19/02


Signature:                 By: /s/ Walter L. Hawkins, Jr.
                              --------------------------------------------------

                           Print Name: Walter L. Hawkins, Jr., Vice President
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